Exhibit 99.1

Contacts:	For Media:	Christopher Breslin (212) 578-8824

	For Investors:	Edward Spehar (212) 578-7888

METLIFE ANNOUNCES FIRST QUARTER 2013 RESULTS

NEW YORK, May 1, 2013 – MetLife, Inc. (NYSE: MET) today reported the following results for the first quarter of 2013:

MetLife reported operating earnings* of $1.6 billion, or $1.48 per share, up 12% over the first quarter of 2012, reflecting growth in all three business regions. Operating earnings in the Americas grew 12%, Asia increased 11% (12% on a constant currency basis) and Europe, the Middle East and Africa (EMEA) grew 21% (17% on a constant currency basis).

First quarter 2013 operating earnings included the following items:

•	further adjustments to the lapse updates related to variable annuities in the Americas’ Retail business, which benefited operating earnings by $29 million, or $0.03 per share

•	variable investment income above the company’s 2013 quarterly plan range by $22 million, or $0.02 per share, after tax and the impact of deferred policy acquisition costs (DAC)

On a GAAP basis, MetLife reported first quarter 2013 net income of $956 million, or $0.87 per share, including $410 million, after tax, in net derivative losses. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

Premiums, fees & other revenues* were $11.8 billion, up 2% (4% on a constant currency basis) over the first quarter of 2012. Excluding pension closeout sales (which often fluctuate significantly from quarter to quarter), total premiums, fees & other revenues grew 3%.

Book value, excluding accumulated other comprehensive income (AOCI), was $47.37 per share, up 2% from the first quarter of 2012.

“MetLife had a very strong first quarter as all three of our business regions contributed to a 12% increase in operating earnings over the first quarter of 2012, and we generated an annualized operating return on equity of 12.7%,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “We continue to leverage the strength of our diverse, global businesses, and remain committed to delivering value for shareholders, as demonstrated by our previously announced common stock dividend increase.”

FIRST QUARTER 2013 SUMMARY

	For the three months ended March 31,
($ in millions, except per share data)	2013	2012	Change
Premiums, fees & other revenues	$11,843	$11,568	2%
Total operating revenues	$16,975	$16,645	2%

Net income (loss)	$956	$(174)	—
Net income (loss) per share	$0.87	$(0.16)	—

Operating earnings	$1,635	$1,464	12%
Operating earnings per share	$1.48	$1.37	8%

Book value per share	$57.03	$53.37	7%
Book value per share, excluding AOCI	$47.37	$46.52	2%

*

Information regarding the non-GAAP financial measures included in this press release and the reconciliation of these measures to the most directly comparable GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the First Quarter 2013 Financial Supplement, which is available on the Investor Relations section of www.metlife.com.

BUSINESS DISCUSSIONS

All comparisons of the results for the first quarter 2013 in the business discussions that follow are with the first quarter of 2012, unless otherwise noted. All comparisons on a constant currency basis are calculated using the average foreign currency exchange rates for the current period and are applied to the prior period.

THE AMERICAS

Total operating earnings for the Americas increased 12% to $1.3 billion, driven by the Retail business. Premiums, fees & other revenues for the Americas were $8.6 billion, up 4% primarily due to growth in Group, Voluntary & Worksite Benefits. Excluding pension closeouts, premiums, fees & other revenues for the Americas were up 5%.

Retail

Operating earnings for Retail were $626 million, up 33% due to higher net investment income, an increase in fees, further adjustments to the lapse updates related to variable annuities, and lower expenses. Premiums, fees & other revenues for Retail were $3.0 billion, relatively unchanged as an increase in fee income driven by higher equity markets as well as higher individual disability and property/casualty premiums were offset by lower lifetime income annuity premiums. First quarter 2013 variable annuity sales were $3.5 billion, down 29%.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $230 million, down 5% as lower underwriting results in the group life business more than offset higher interest margins and favorable underwriting results in the dental business. Premiums, fees & other revenues for Group, Voluntary & Worksite Benefits were $4.2 billion, up 8% due to growth in the dental business as well as favorable persistency across the business.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $299 million, relatively unchanged from $298 million. While the first quarter of 2013 benefitted from improved interest margins, growth over the prior year period was impacted by unusually strong underwriting results in the first quarter of 2012. Premiums, fees & other revenues for Corporate Benefit Funding were $605 million, down 3% as lower pension closeout sales more than offset higher institutional income annuity sales. Excluding pension closeouts, premiums, fees & other revenues were up 14%.

Latin America

Operating earnings for Latin America were $143 million, down 3% (2% on a constant currency basis) as lower net investment income more than offset business growth in several countries. Premiums, fees & other revenues in Latin America were $904 million, up 2% (3% on a constant currency basis). Total sales for the region increased 20%, driven by growth in Mexico and in direct marketing channels across the region.

ASIA

Operating earnings for Asia were $333 million, up 11% (12% on a constant currency basis) due to business growth, an increase in variable investment income and higher fee income driven by increases in policyholder surrenders for certain foreign currency fixed annuity products in Japan. Premiums, fees & other revenues in Asia were $2.5 billion, up 2% (12% on a constant currency basis) due to business growth in Korea and Australia as well as the aforementioned higher fee income. Total sales for the region declined 13% primarily due to the continued macro volatility in Japan, which more than offset growth in several other countries, including India.

EMEA

Operating earnings for EMEA were $87 million, up 21% (17% on a constant currency basis), reflecting business growth in several emerging markets; the benefit of a tax-related item; the benefit of a reserve adjustment in Greece; and continued expense discipline. EMEA premiums, fees & other revenues were $685 million, down 11% (12% on a constant currency basis) due to the previously announced exit from certain businesses in the U.K. Total sales for the region increased 13% driven by strong growth in emerging markets led by the Gulf, Russia and Turkey.

INVESTMENTS

Net investment income was $5.1 billion, up 1%. Variable investment income was $337 million ($217 million, after tax and DAC), compared with $239 million ($155 million, after tax and DAC) in the first quarter of 2012.

Investment portfolio net gains were $161 million, after tax, compared with net losses of $145 million, after tax, in the first quarter of 2012.

Increases in interest rates, changes in foreign currencies and the impact of MetLife’s credit spreads during the quarter contributed to derivative net losses of $493 million, after tax and other adjustments. Derivative net losses in the first quarter of 2012 were $1.3 billion, after tax and other adjustments. Derivative gains or losses related to MetLife’s credit spreads do not have an economic impact on the company.

CORPORATE & OTHER

Corporate & Other had an operating loss of $83 million, compared with an operating loss of $67 million in the first quarter of 2012.

Conference Call

MetLife will hold its first quarter 2013 earnings conference call and audio Webcast on Thursday, May 2, 2013, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (800) 230-1074 (U.S.) or (612) 288-0337 (outside the U.S.). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Thursday, May 2, 2013, until Thursday, May 9, 2013 at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844. The access code for the replay is 277735. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

About MetLife

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this press release (except in this section and in the tables that accompany this release) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding AOCI, premiums, fees and other revenues, and operating return on equity, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI, premiums, fees and other revenues (operating), and operating return on MetLife, Inc.’s common equity, excluding AOCI, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding AOCI, book value per diluted common share, excluding AOCI, operating return on MetLife, Inc.’s common equity, operating return on MetLife, Inc.’s common equity, excluding AOCI, investment portfolio gains (losses) and derivative gains

(losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share, book value per diluted common share, return on MetLife, Inc.’s common equity, return on MetLife, Inc.’s common equity, excluding AOCI, net investment gains (losses) and net derivative gains (losses), respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the First Quarter 2013 Financial Supplement and/or in the tables that accompany this earnings press release.

Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (3) exposure to financial and capital market risk, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact of comprehensive financial services regulation reform on us, as a potential non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address unforeseen liabilities, asset impairments, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (25) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (26) the dilutive impact on our stockholders resulting from the settlement of our outstanding common equity units; (27) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (28) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (29) the possibility that MetLife, Inc.’s Board of Directors may control the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (30) changes in accounting standards, practices and/or policies; (31) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (32) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (33) inability to attract and retain sales representatives; (34) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (35) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (36) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (37) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

#  #  #

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended March 31,
	2013	2012
	(In millions)
OPERATING REVENUES
Premiums	$9,151	$9,107
Universal life and investment-type product policy fees	2,211	2,009
Net investment income	5,132	5,077
Other revenues	481	452

Total operating revenues	16,975	16,645

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	9,106	8,939
Interest credited to policyholder account balances	1,554	1,539
Capitalization of DAC	(1,256)	(1,362)
Amortization of DAC and VOBA	1,016	1,018
Amortization of negative VOBA	(131)	(137)
Interest expense on debt	288	315
Other expenses	4,087	4,243

Total operating expenses	14,664	14,555

Operating earnings before provision for income tax	2,311	2,090
Provision for income tax expense (benefit)	646	596

Operating earnings	1,665	1,494
Preferred stock dividends	30	30

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,635	$1,464

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,665	$1,494
Adjustments from operating earnings to income (loss) from continuing operations:
Net investment gains (losses) (1)	314	(110)
Net derivative gains (losses)	(630)	(1,978)
Premiums	—	22
Universal life and investment-type product policy fees	80	69
Net investment income	945	1,123
Other revenues	(1)	145
Policyholder benefits and claims and policyholder dividends	(602)	(508)
Interest credited to policyholder account balances	(1,036)	(1,018)
Capitalization of DAC	—	2
Amortization of DAC and VOBA	192	304
Amortization of negative VOBA	15	18
Interest expense on debt	(33)	(43)
Other expenses (1)	(308)	(525)
Provision for income tax (expense) benefit (1)	394	871

Income (loss) from continuing operations, net of income tax	995	(134)
Income (loss) from discontinued operations, net of income tax	(3)	14

Net income (loss)	992	(120)
Less: Net income (loss) attributable to noncontrolling interests	6	24

Net income (loss) attributable to MetLife, Inc.	986	(144)
Less: Preferred stock dividends	30	30

Net income (loss) available to MetLife, Inc.’s common shareholders	$956	$(174)

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended March 31,
	2013		2012
		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted (2), (3)
	(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders	$1,635	$1.48	$1,464	$1.37

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (1)	314	0.28	(110)	(0.10)
Add: Net derivative gains (losses)	(630)	(0.57)	(1,978)	(1.85)
Add: Other adjustments to continuing operations (1)	(748)	(0.67)	(411)	(0.38)
Add: Provision for income tax (expense) benefit (1)	394	0.36	871	0.81
Add: Income (loss) from discontinued operations, net of income tax	(3)	—	14	0.01
Less: Net income (loss) attributable to noncontrolling interests	6	0.01	24	0.02

Net income (loss) available to MetLife, Inc.’s common shareholders	$956	$0.87	$(174)	$(0.16)

Weighted average common shares outstanding - diluted		1,103.9		1,070.9

			For the Three Months Ended March 31,
			2013	2012
			(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues			$11,843	$11,568
Add: Adjustments to premiums, fees and other revenues			79	236

Total premiums, fees and other revenues			$11,922	$11,804

Reconciliation to GAAP Revenues and GAAP Expenses
Total operating revenues			$16,975	$16,645
Add: Net investment gains (losses) (1)			314	(110)
Add: Net derivative gains (losses)			(630)	(1,978)
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)			(3)	(6)
Add: Other adjustments to revenues			1,027	1,365

Total revenues			$17,683	$15,916

Total operating expenses			$14,664	$14,555
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)			(78)	(192)
Add: Other adjustments to expenses (1)			1,850	1,962

Total expenses			$16,436	$16,325

			March 31,
			2013	2012
Book Value Per Common Share (4)
Book value per common share, excluding accumulated other comprehensive income (loss) - (actual common shares outstanding)			$47.37	$46.52
Add: Accumulated other comprehensive income (loss) per common share			9.66	6.85

Book value per common share - (actual common shares outstanding)			$57.03	$53.37

Common shares outstanding, end of period (in millions)			1,094.2	1,060.9

			Three Months Ended March 31,
			2013
Return on MetLife, Inc.’s Common Equity (5)
Operating return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (6)			12.7%
Operating return on MetLife, Inc.’s common equity (6)			10.5%
Return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (7)			7.4%
Return on MetLife, Inc.’s common equity (7)			6.1%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended March 31,
	2013	2012
	(In millions)
Total Americas Operations:
Operating earnings available to common shareholders	$1,298	$1,158
Add: Net investment gains (losses)	112	(35)
Add: Net derivative gains (losses)	(171)	(1,107)
Add: Other adjustments to continuing operations	(337)	(190)
Add: Provision for income tax (expense) benefit	138	466
Add: Income (loss) from discontinued operations, net of income tax	—	14

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,040	$306

Retail:
Operating earnings available to common shareholders	$626	$469
Add: Net investment gains (losses)	73	67
Add: Net derivative gains (losses)	(156)	(526)
Add: Other adjustments to continuing operations	(264)	(106)
Add: Provision for income tax (expense) benefit	122	198
Add: Income (loss) from discontinued operations, net of income tax	—	10

Net income (loss) available to MetLife, Inc.’s common shareholders	$401	$112

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$230	$243
Add: Net investment gains (losses)	17	(7)
Add: Net derivative gains (losses)	(129)	(375)
Add: Other adjustments to continuing operations	(40)	(36)
Add: Provision for income tax (expense) benefit	53	147

Net income (loss) available to MetLife, Inc.’s common shareholders	$131	$(28)

Corporate Benefit Funding:
Operating earnings available to common shareholders	$299	$298
Add: Net investment gains (losses)	22	(98)
Add: Net derivative gains (losses)	105	(243)
Add: Other adjustments to continuing operations	32	21
Add: Provision for income tax (expense) benefit	(56)	111
Add: Income (loss) from discontinued operations, net of income tax	—	4

Net income (loss) available to MetLife, Inc.’s common shareholders	$402	$93

Latin America:
Operating earnings available to common shareholders	$143	$148
Add: Net investment gains (losses)	—	3
Add: Net derivative gains (losses)	9	37
Add: Other adjustments to continuing operations	(65)	(69)
Add: Provision for income tax (expense) benefit	19	10

Net income (loss) available to MetLife, Inc.’s common shareholders	$106	$129

Asia:
Operating earnings available to common shareholders	$333	$301
Add: Net investment gains (losses) (1)	128	(78)
Add: Net derivative gains (losses)	(552)	(30)
Add: Other adjustments to continuing operations	(269)	(2)
Add: Provision for income tax (expense) benefit (1)	283	53
Add: Income (loss) from discontinued operations, net of income tax	(3)	—
Less: Net income (loss) attributable to noncontrolling interests	4	7

Net income (loss) available to MetLife, Inc.’s common shareholders	$(84)	$237

EMEA:
Operating earnings available to common shareholders	$87	$72
Add: Net investment gains (losses)	16	(18)
Add: Net derivative gains (losses)	(6)	29
Add: Other adjustments to continuing operations	8	14
Add: Provision for income tax (expense) benefit	(22)	(22)
Less: Net income (loss) attributable to noncontrolling interests	2	17

Net income (loss) available to MetLife, Inc.’s common shareholders	$81	$58

Corporate & Other:
Operating earnings available to common shareholders	$(83)	$(67)
Add: Net investment gains (losses)	58	21
Add: Net derivative gains (losses)	99	(870)
Add: Other adjustments to continuing operations	(150)	(233)
Add: Provision for income tax (expense) benefit	(5)	374

Net income (loss) available to MetLife, Inc.’s common shareholders	$(81)	$(775)

See footnotes on last page.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2013	2012
	(In millions)
Revenues
Premiums	$9,151	$9,129
Universal life and investment-type product policy fees	2,291	2,078
Net investment income	6,077	6,200
Other revenues	480	597
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(29)	(135)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(31)	2
Other net investment gains (losses) (1)	374	23

Total net investment gains (losses)	314	(110)
Net derivative gains (losses)	(630)	(1,978)

Total revenues	17,683	15,916

Expenses
Policyholder benefits and claims	9,395	9,104
Interest credited to policyholder account balances	2,590	2,557
Policyholder dividends	313	343
Other expenses (1)	4,138	4,321

Total expenses	16,436	16,325

Income (loss) from continuing operations before provision for income tax	1,247	(409)
Provision for income tax expense (benefit) (1)	252	(275)

Income (loss) from continuing operations, net of income tax	995	(134)
Income (loss) from discontinued operations, net of income tax	(3)	14

Net income (loss)	992	(120)
Less: Net income (loss) attributable to noncontrolling interests	6	24

Net income (loss) attributable to MetLife, Inc.	986	(144)
Less: Preferred stock dividends	30	30

Net income (loss) available to MetLife, Inc.’s common shareholders	$956	$(174)

(1)	For the three months ended March 31, 2013, a net investment gain of $11 million, an expense of $154 million and a tax benefit of $119 million related to a settlement of an acquisition tax contingency are included.
(2)	For the three months ended March 31, 2013 and 2012, all shares related to the assumed issuance of shares in settlement of the applicable purchase contracts of the common equity units have been excluded from the weighted average common shares outstanding - diluted, as these assumed shares would be anti-dilutive to operating earnings available to common shareholders per common share - diluted and net income available to MetLife, Inc.’s common shareholders per common share - diluted.
(3)	For the three months ended March 31, 2012, 6.6 million shares related to the assumed exercise or issuance of stock-based awards are excluded from the weighted average common shares outstanding - diluted, as to include these assumed shares would be anti-dilutive to net income (loss) available to MetLife, Inc.’s common shareholders per common share - diluted. These shares were included in the calculation of operating earnings available to common shareholders per common share - diluted.
(4)	Book value per common share and book value per common share, excluding accumulated other comprehensive income (loss), exclude $2,043 million of equity related to preferred stock.
(5)	Annualized using year-to-date results.
(6)	Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.
(7)	Return on MetLife, Inc.’s common equity is defined as net income available to common shareholders divided by average GAAP common equity.